PUBLISHER AGREEMENT
TERM SHEET

The Publisher Agreement comprises this Term Sheet and the attached Standard Terms and Conditions ("**Standard Terms**"). The Term Sheet will prevail to the extent of any inconsistency with the Standard Terms. These documents do not constitute an offer and do not become a legally binding agreement until both parties sign this Term Sheet. Capitalized words are defined in the Standard Terms.

Publisher:	Find.com, Inc.
Tax ID:	46-2157723
Address:	13663 Providence Road Suite 253 Weddington, NC 28104
Contact Name: **Position:** **Tel. Number:** **Fax Number:**	Richard Morrell CEO 704-957-6874

Products (please select):	Search X Video (Pre-roll) ☐ Display ☐ CPA ☐ Email ☐	**Inventory Volume:**	N/A
Publisher Website URLs:	Find.com	**Revenue Share:**	[90]% of Revenues to Seed Corn Advertising [10]% of Revenues to Publisher (the "**Publisher Revenue Share Amount**")
Initial Term:	3 months	**Exclusivity (please select):**	Yes ☐ No ☐ X
Special Terms:			

Seed Corn Advertising, Inc.	PUBLISHER
Seed Corn Advertising, Inc.	Find.com, Inc.
Address: 5023 N Parkway Calabasas Calabasas, CA 91302	**Address:** 13663 Providence Road Suite 253 Weddington, NC 28104
Authorized signature: Andrew Stern	**Authorized Signature:** Richard Morrell
Name of authorized signatory (please print): Andrew Stern	**Name of authorized signatory (please print):** **Richard Morrell**
Date: 10/8/13	**Date: October 8, 2013**

PUBLISHER AGREEMENT
STANDARD TERMS AND CONDITIONS

1. APPOINTMENT

1.1 Publisher appoints Seed Corn as its agent for the purpose of selling the Products for publication on the Publisher Website(s) during the Term and in accordance with the terms and conditions of this Agreement.

1.2 Seed Corn agrees to sell the Products for publication on the Publisher Website(s) during the Term in accordance with the terms and conditions of this Agreement.

1.3 Seed Corn makes no representation or warranty as to the volume of sold Products that may be placed on the Publisher's Website(s) in any month or the minimum value of Publisher Revenue Share Amount to be received in any month.

2. AUTHORITY

2.1 Publisher warrants that it has the authority to enter into this Agreement and that, for the duration of the Term, it will own and/or control the Publisher Website(s) and has the right to sell the Products for publication on the Publisher Website(s) during the Term.

2.2 If requested, Publisher will provide confirmation that it is the owner of the Publisher Website(s) or written confirmation from the owner of the Publisher Website(s) that Publisher is acting in the capacity of an authorized agent with authority to enter into this Agreement.

2.3 The Publisher will immediately provide written notice to Seed Corn of any changes in the ownership of the Publisher Website(s) and/or the agency relationship. Notwithstanding the foregoing, Seed Corn may (in its sole discretion) terminate this Agreement in the event of a change in ownership of the Publisher Website(s) and/or change in the agency relationship with the owner of the Publisher Website(s), as applicable.

3. OBLIGATIONS

3.1 The Publisher grants to Seed Corn, for the duration of the Term, all necessary and required rights to access the Publisher Website(s) for the purpose of delivering the Products.

3.2 The Publisher must provide to Seed Corn at least forty-five (45) days' prior written notice of any changes to the Publisher Website(s), domain URL, format and/or section structure.

4. REVENUE SHARE

4.1 Seed Corn is responsible for invoicing Advertisers and/or Agencies in connection with Products sold by Seed Corn pursuant to this Agreement.

4.2 Seed Corn will pay to the Publisher the Publisher Revenue Share Amount.

4.3 In respect of each calendar month during the Term, Seed Corn will provide the Publisher with a statement within fifteen (15) business days of the end of that calendar month providing details of the Products sold on the Publisher's Website(s) in that month, the Revenue amount and the Publisher Revenue Share Amount for that month.

4.4 Seed Corn will pay the Publisher the relevant Publisher Revenue Share Amount within forty-five (45) days after the end of the month.

5. PROMOTION AND MARKETING OF THE PUBILSHER

5.1 The parties acknowledge that to assist with the sale of Products, Seed Corn may need to provide potential Advertisers and/or Agencies with details about the Publisher Website(s) and/or the Publisher's business generally.

5.2 Seed Corn will sell the Products under its own name and may use the Publisher's name and any other names, trademarks or business names relevant to the Publisher Website(s) to describe, promote and market the availability of the Products on the Publisher Website(s).

6. TERM & TERMINATION

6.1 The Initial Term of this Agreement is as specified in the Term Sheet.

6.2 Upon expiration of the Initial Term, this Agreement will automatically renew for further one (1) year periods (each renewal shall be referred to as a "**Subsequent Term**") unless either party provides sixty (60) days written notice to the other party prior to the end of the Initial Term or the Subsequent Term, as applicable, indicating its desire not to renew this Agreement.

6.3 Either party may terminate this Agreement if the other party commits a breach of this Agreement and fails to remedy the breach within thirty (30) days of the date on which it is provided written notice of such breach.

6.4 Either party may terminate this Agreement with immediate effect on written notice to the other party if the other party breaches this Agreement and such breach is not capable of being remedied.

7. LIABILITY

7.1 Except where to do so would contravene any statute or cause any part of this Agreement to be void or unenforceable, Seed Corn excludes liability for any and all loss of profits, sales revenue or opportunity and Consequential Loss.

8. GENERAL

8.1 Neither Publisher nor Seed Corn shall be deemed in default hereunder, nor shall it hold the other party responsible for, any cessation, interruption or delay in the performance of its obligations hereunder due to causes beyond its reasonable control including, but not limited to: earthquake, flood, fire, storm or other natural disaster or act of God.

8.2 Publisher and Seed Corn are independent contractors. This Agreement shall not be construed to create a joint venture or partnership between Publisher and Seed Corn. Neither Publisher nor Seed Corn shall be deemed to be an employee, agent or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other except as specifically set forth herein.

8.3 Each party represents and warrants that it has the full right, power and authority to enter into this Agreement and to grant the rights and perform the duties listed herein. Each party further represents and warrants that by entering into this Agreement with the other, it is not breaching any duty or obligation to any third party and that the person executing this Agreement on behalf of it is the duly authorized representative of such party and authorized to bind it to the terms of this Agreement.

8.4 If any clause or provision in this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it will not affect the validity of any other clause or provision of this Agreement, which will remain in full force and effect.

8.5 No variation or modification of this Agreement or waiver of any of the terms or provisions hereof will be deemed valid unless in writing and signed by both parties. The failure by any party to exercise or enforce any of the terms or conditions of this Agreement shall not constitute a waiver of that party's rights hereunder to enforce each and every term and condition of this Agreement.

8.6 Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California located in Los Angeles County, to the exclusions of all other jurisdictions,

for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby. Each party hereby irrevocably and unconditionally waives any objection to the venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, as provided above, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The validity, construction and interpretation of this Agreement shall be governed by the laws of the State of California, without regard to its conflicts of laws rules. The parties hereto knowingly, voluntarily, intentionally and expressly waive and renounce, to the fullest extent allowed by law, any trial by jury and any claims on a class basis or in a representative capacity.

8.7 This Agreement may be executed in two or more counterparts, each of which shall be an original or faxed copy and all of which together shall constitute one instrument. This Agreement may be executed by facsimile in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

9. DEFINITIONS

"**Advertising Services**" means the Internet advertising sales and delivery services provided by Seed Corn whereby Seed Corn sells, places and distributes the advertising products of Advertisers (whether directly or via an Agency) across the Seed Corn Network (including the Publisher Website(s)) and includes the associated generation and collection of revenue.

"**Agency**" means a business or entity appointed to handle the advertising and/or marketing communications and/or media placement for a specific Advertiser and their brands.

"**Consequential Loss**" means any form of indirect or consequential loss including any third party loss, loss of profits, loss of revenue, loss of opportunity, loss of anticipated savings, pure economic loss and any increased operating costs suffered or incurred by any person whether arising in contract or tort (including negligence) or under any statute.

"**Seed Corn Network**" means the integrated online advertising and communications network operated by Seed Corn and its affiliates, in association with website publishers, other publishers, third party advertising networks and others.

"**Products**" means the advertising products made available for sale by Seed Corn on the Publisher Website(s), as specified in the Term Sheet as being one or more of Video (OTP), Video (Pre-roll), Premium, Targeted and/or Performance products;

"**Revenues**" means the sum of all gross amounts received by Seed Corn from the sale of Products on the Publisher Website(s) to advertisers and/or Agencies.